EXHIBIT 3i.3

                            ARTICLES OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF
                           SILVER MOUNTAIN MINING CO.

     Pursuant to the provisions of the RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

     FIRST: The name of the corporation is Silver Mountain Mining Co.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 28, 1979:

     RESOLVED that Article I be amended to read as follows:

     "That the name of this corporation shall be: LEADPOINT CONSOLIDATED MINES COMPANY."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 3,379,512; and the number of shares entitled to vote thereon was 3,379,512.

     FOURTH: The number of shares voted for such amendment was 2,473,600; and the number of shares voted against such amendment was 79,400.

     IN WITNESS WHEREOF, we have hereunto set our hands this 6th day of August, 1979

                                      SILVER MOUNTAIN MINING CO.

                                      James E. Brousseau Signature
                                      ---------------------------------
                                      JAMES E. BROUSSEAU, President

                                      Norman A. Lamb Signature
                                      ---------------------------------
                                      NORMAN A. LAMB, Secretary

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF STEVENS       )

     On August 16, 1979, before me, the undersigned, a Notary Public in and for said County and State, personally appeared James E. Brousseau, President, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

                                      Notary Public Signature
                                      ---------------------------------
                                      Notary Public in and for said
                                      County and State

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF SOLANO        )

     On August 6, 1979, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Norman A. Lamb, Secretary, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

                                      Notary Public Signature
                                      ---------------------------------
                                      Notary Public in and for said
                                      County and State